UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2018

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As further reported in Item 5.07 below, on May 23, 2018, BlackRock, Inc. (“BlackRock” or the “Company”) held its 2018 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders approved an amendment to the BlackRock, Inc. Second Amended and Restated 1999 Stock Award and Incentive Plan (the “Stock Plan”) to increase the number of shares of common stock authorized for issuance under the Stock Plan from 34,500,000 to 41,500,000 shares. The amendment to the Stock Plan was submitted to the shareholders to ensure the Stock Plan’s compliance with the New York Stock Exchange’s Corporate Governance Standards concerning shareholder approval of equity compensation plans and/or material revisions to such plans.

The material terms of the Stock Plan were described in BlackRock’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on April 13, 2018. The description of the Stock Plan in the definitive proxy statement is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The following are the voting results on each matter submitted to the Company’s shareholders at the Annual Meeting. All director nominees were elected (Item 1). The proposal to approve the compensation of the named executive officers as disclosed in the Company’s proxy statement, through an advisory, non-binding resolution, was approved (Item 2). Additionally, the proposal to approve an amendment to the Stock Plan was approved (Item 3). Further, the shareholders ratified the appointment of Deloitte LLP as the Company’s independent registered public accounting firm for the fiscal year 2018 (Item 4). In addition, the shareholder proposal regarding production of an annual report on certain trade association and lobbying expenditures was not approved (Item 5).

Below are detailed voting results on each matter voted on at the Annual Meeting. Such matters are described in detail in the Company’s definitive proxy statement for the Annual Meeting.

Item 1 – Election to the Company’s Board of Directors of the following 18 nominees:

	For	Against	Abstentions	Broker Non-Votes
Mathis Cabiallavetta	131,981,645	287,307	301,962	10,112,641
Pamela Daley	132,041,722	236,832	292,360	10,112,641
William S. Demchak	131,812,896	458,941	299,077	10,112,641
Jessica P. Einhorn	131,142,402	1,133,862	294,650	10,112,641
Laurence D. Fink	130,731,315	1,241,007	598,592	10,112,641
William E. Ford	131,465,991	789,758	315,165	10,112,641
Fabrizio Freda	132,026,712	246,658	297,544	10,112,641
Murry S. Gerber	129,272,550	2,987,131	311,233	10,112,641
Margaret L. Johnson	132,076,976	198,962	294,976	10,112,641
Robert S. Kapito	131,058,840	1,212,388	299,686	10,112,641
Sir Deryck Maughan	131,518,218	750,861	301,835	10,112,641
Cheryl D. Mills	130,997,066	1,280,502	293,346	10,112,641
Gordon M. Nixon	130,747,223	1,523,496	300,195	10,112,641
Charles H. Robbins	132,032,315	226,998	311,601	10,112,641
Ivan G. Seidenberg	130,724,109	1,549,994	296,811	10,112,641
Marco Antonio Slim Domit	129,923,134	2,338,805	308,975	10,112,641
Susan L. Wagner	132,094,827	183,508	292,579	10,112,641
Mark Wilson	132,070,211	201,394	299,309	10,112,641

Item 2 – Approval, in a non-binding advisory vote, of the compensation for named executive officers:

For	Against	Abstentions	Broker Non-Votes
118,206,168	14,021,631	343,115	10,112,641

Item 3 – Approval of an amendment to the Stock Plan:

For	Against	Abstentions	Broker Non-Votes
129,946,457	2,284,780	339,677	10,112,641

Item 4 – Ratification of the appointment of Deloitte LLP as the Company’s independent registered public accounting firm for the fiscal year 2018:

For	Against	Abstentions	Broker Non-Votes
140,998,656	1,366,764	318,135	0

Item 5 – Shareholder proposal regarding production of an annual report on certain trade association and lobbying expenditures:

For	Against	Abstentions	Broker Non-Votes
27,327,441	102,973,543	2,269,930	10,112,641

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

By:	/s/ R. Andrew Dickson III
R. Andrew Dickson III
Corporate Secretary

Date: May 24, 2018